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                                                                     EXHIBIT 1.1



                        CHINA MOBILE (HONG KONG) LIMITED
           (Incorporated in Hong Kong with limited liability under the
                              Companies Ordinance)

                        NOTICE OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN that the Annual General Meeting of China Mobile (Hong
Kong) Limited will be held on 24 June 2002 at 11:00 a.m. in the Conference Room, 3rd Floor, JW Marriott Hotel, Pacific Place, 88 Queensway Road, Hong Kong for the following purposes:

As Ordinary Business:

1 To receive and consider the financial statements for the year ended 31 December 2001 and the Reports of the Directors and the Auditors.

2    To elect Directors and fix their remuneration.

3 To re-appoint Auditors and authorise the Directors to fix their remuneration.

And as Special Business, to consider and, if thought fit, to pass the following as ordinary resolutions:


                              ORDINARY RESOLUTIONS

4    "THAT:

     (a) subject to paragraph (b) below, the exercise by the Directors during the Relevant Period of all the powers of the Company to purchase shares of HK$0.10 each in the capital of the Company including any form of depositary receipt representing the right to receive such shares ("Shares") be and is hereby generally and unconditionally approved;

     (b) the aggregate nominal amount of Shares which may be purchased on The Stock Exchange of Hong Kong Limited or any other stock exchange on which securities of the Company may be listed and which is recognised for this purpose by the Securities and Futures Commission of Hong Kong and The Stock Exchange of Hong Kong Limited pursuant to the approval in paragraph (a) above shall not exceed or represent more than 10 per cent. of the aggregate nominal amount of the share capital of the Company in issue at the date of passing this Resolution, and the said approval shall be limited accordingly;

     (c) for the purpose of this Resolution "Relevant Period" means the period from the passing of this Resolution until whichever is the earlier of:

          1.   the conclusion of the next annual general meeting of the Company;

          2. the expiration of the period within which the next annual general meeting of the Company is required by law to be held; and

          3. the revocation or variation of the authority given under this Resolution by ordinary resolution of the shareholders of the Company in general meeting."
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5    "THAT a general mandate be and is hereby unconditionally given to the
     Directors to exercise full powers of the Company to allot, issue and deal with additional shares in the Company (including the making and granting of offers, agreements and options which might require shares to be allotted, whether during the continuance of such mandate or thereafter) provided that, otherwise than pursuant to (i) a rights issue where shares are offered to shareholders on a fixed record date in proportion to their then holdings of shares; (ii) the exercise of options granted under any share option scheme adopted by the Company; or (iii) any scrip dividend or similar arrangement providing for the allotment of shares in lieu of the whole or part of a dividend in accordance with the Articles of Association of the Company, the aggregate nominal amount of the shares allotted shall not exceed the aggregate of:

     (a) 20 per cent. of the aggregate nominal amount of the share capital of the Company in issue at the date of passing this Resolution, plus

     (b) (if the Directors are so authorised by a separate ordinary resolution of the shareholders of the Company) the nominal amount of the share capital of the Company repurchased by the Company subsequent to the passing of this Resolution (up to a maximum equivalent to 10 per cent. of the aggregate nominal amount of the share capital of the Company in issue at the date of passing this Resolution).

          Such mandate shall expire at the earlier of:

          1.   the conclusion of the next annual general meeting of the Company;

          2. the expiration of the period within which the next annual general meeting of the Company is required by law to be held; and

          3. the date of any revocation or variation of the mandate given under this Resolution by ordinary resolution of the shareholders of the Company at a general meeting."

6 "THAT the Directors be and they are hereby authorised to exercise the powers of the Company referred to in the resolution set out in item 5 in the notice of this meeting in respect of the share capital of the Company referred to in paragraph (b) of such resolution."

7 "THAT the Directors be and they are hereby authorised to fix the remuneration of the members of any committee appointed by the Directors as they think fit from time to time and charge such remuneration to the current expenses of the Company."

8    "THAT:

     (a) the new share option scheme of the Company (a copy of which has been initialled by the chairman of this meeting and for the purpose of identification marked "A") be and is hereby adopted with immediate effect;

     (b) the existing share option scheme of the Company adopted pursuant to an ordinary resolution of the shareholders of the Company passed on 8 October 1997 be terminated with immediate effect; and

     (c) the new share option scheme of Aspire Holdings Limited (a copy of which has been initialled by the chairman of this meeting and for the purpose of identification marked "B") be and is hereby adopted with immediate effect.
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And as Special Business, to consider and, if thought fit, to pass the following as a special resolution:


                               SPECIAL RESOLUTION

9    "THAT:

     (a) Article 144 of the Company's Articles of Association be amended by deleting:

          `Provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware nor to more than one of the joint holders of any shares or debentures.'

          and replacing with:

          `Provided that this Article shall be subject to Article 144B and shall not require a copy of those documents to be sent to any person of whose address the Company is not aware, to more than one of the joint holders of any shares or debentures, nor to any person to whom the Company has duly sent a copy of a summary financial report (as defined in the Ordinance) in accordance with the provisions of the Ordinance and Article 144A.';

     (b)  the following Article 144A be added to the Company's Articles of
          Association:

          `144A Subject to Article 144B, a copy of a summary financial report in the form and containing the contents as required by the Ordinance shall be sent by the Company in accordance with the provisions of the Ordinance to a person who has been offered and agreed, in accordance with the provisions of the Ordinance, to be sent a copy of such summary financial report.';

     (c)  the following Article 144B be added to the Company's Articles of
          Association:

          `144B Where a person has, in accordance with the provisions of the Ordinance where applicable, consented to treat the publication or the making available of the relevant financial documents and/or the summary financial report (each as defined in the Ordinance) on a computer network or by such other means as discharging the Company's obligation under the Ordinance to send a copy of the relevant financial documents and/or the summary financial report (each as defined in the Ordinance), then the publication or the making available by the Company, in accordance with the provisions of the Ordinance where applicable, on such computer network or by such other means of the relevant financial documents or the summary financial report (each as defined in the Ordinance) shall, in relation to each consenting person, be deemed to discharge the Company's obligations under Article 144 and/or Article 144A.';

     (d) Article 148 of the Company's Articles of Association be deleted and replaced with the following:

          `148 Any notice, document or communication to be given or issued shall be in writing in any one or more languages to the members, may be served by the Company upon any member either personally or by sending it by mail, postage prepaid, addressed to such member at his registered address, and, in any case where the registered address of a member is outside Hong Kong, by prepaid airmail, or may be delivered, sent or otherwise made available using electronic or other means to such member.'; and
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     (e)  Article 151 of the Company's Articles of Association be deleted and replaced with the following:

          `151 Any notice, document or communication delivered or sent by mail to, or left at the registered address of or made available using electronic or other means to any member, in pursuance of these Articles, shall, notwithstanding such member be then deceased or bankrupt, and whether or not the Company have notice of his decease or bankruptcy, be deemed to have been duly served in respect of any shares held by such member, whether held solely or jointly with other persons by such member, until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice, document or communication on his executors, administrators or assigns and all persons (if any) jointly interested with him in any such share.' "


                                                           By order of the Board
                                                            YUNG SHUN LOY JACKY
                                                              Company Secretary

                                                                18 March 2002


NOTES:

1. Any member entitled to attend and vote at the above Meeting is entitled to appoint one or more proxies to attend and, on a poll, vote in his stead. A proxy need not be a member of the Company.

2. In order to be valid, a form of proxy together with the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy thereof, must be deposited at the Company's registered office at 60/F, The Center, 99 Queen's Road Central, Central, Hong Kong at least 36 hours before the time for holding the above Meeting. Completion and return of a form of proxy will not preclude a member from attending and voting in person if he is subsequently able to be present.

3. Concerning item 4 above, the Directors wish to state that they will exercise the powers conferred thereby to repurchase shares of the Company in circumstances which they deem appropriate for the benefit of the shareholders. The Explanatory Statement containing the information necessary to enable the shareholders to make an informed decision on whether to vote for or against the resolution to approve the repurchase by the Company of its own shares, as required by the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the "Listing Rules"), will be set out in a separate letter from the Company to be enclosed with the 2001 Annual Report.

4. Concerning item 7 above, pursuant to Article 118 of the Articles of Association of the Company (the "Articles"), the Directors have the power, with the consent of the shareholders in general meeting, to remunerate the members of any committee, and charge such remuneration to the current expenses of the Company. Currently, the Directors have appointed three standing committees, namely the Audit Committee, the Remuneration Committee and the Nomination Committee. The Directors intend to fix the remuneration of the members of such committees at levels which are commensurate with the relevant member's responsibility and workload.

5. Concerning item 8 above, a circular containing, amongst other things, principal terms of the new share option scheme of the Company and the share option scheme of Aspire Holdings Limited will be despatched to the shareholders.

6. Concerning item 9 above, as the Articles only exist in English, the English text of the relevant proposed resolution shall prevail over the Chinese text. The purpose of the amendments to the Articles is to take advantage of the amendments to the Companies Ordinance and to the Listing Rules which provide the Company with the flexibility to offer members the choice of receiving a summary financial report in place of the full annual report and accounts and the choice of receiving financial documents and/or other corporate communication via electronic means. The Company currently has no definitive plan in preparing summary financial reports and sending them to members in place of full annual report and accounts nor delivering financial documents and/or other corporate communication via electronic means. Any decision to prepare and send summary financial reports or to deliver financial documents and/or other corporate communication via electronic means will only be made after ascertaining the wishes of members and in full compliance of the relevant provisions of the Companies Ordinance and the Listing Rules. A circular containing, amongst other things, an explanation for the proposed amendments to the Articles will be despatched to the shareholders.